                                AMENDMENT NO. 1

                                       TO

                         SECURITIES PURCHASE AGREEMENT



          This Amendment No. 1 to the Securities Purchase Agreement dated as of August 28, 1996 is by and among (i) International Technology Corporation, a Delaware corporation (the "Company") and (ii) Carlyle Partners II, L.P., a Delaware limited partnership (CPII"), Carlyle Partners III, L.P. ("CPIII"), a Delaware limited partnership, Carlyle International Partners II, L.P. ("CIPII"), a Cayman Islands limited partnership, Carlyle International Partners III, L.P. ("CIPIII"), a Cayman Islands limited partnership, and C/S International Partners ("C/SIP"), a Cayman Islands partnership (collectively "the Purchasers") dated November 20, 1996.


                                    RECITALS

          WHEREAS, pursuant to Section 10.8 of the Securities Purchase Agreement, each Purchaser may assign, in whole or in part, the right to acquire the Securities under the Securities Purchase Agreement to an Affiliate of such Purchaser.

          WHEREAS, the parties to the Securities Purchase Agreement desire to amend the Securities Purchase Agreement to add certain Carlyle Affiliates (as defined in the Securities Purchase Agreement) as "Purchasers" of Securities thereunder.

          WHEREAS, the parties to the Securities Purchase Agreement desire to amend the Securities Purchase Agreement to state that C/SIP is a Cayman Islands general partnership not a limited partnership.

          WHEREAS, the parties to the Securities Purchase Agreement desire to amend the Securities Purchase Agreement to change the definition of Carlyle Affiliates.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.    Additional Purchasers.  The  Securities Purchase Agreement shall
                ---------------------
be amended to add as "Purchasers" thereunder Carlyle Investment Group, L.P., a Delaware limited partnership, Carlyle-IT Partners, L.P., a Delaware limited partnership, Carlyle-IT International Partners, L.P., a Cayman Islands limited partnership and Carlyle-IT International Partners II, L.P., a Cayman Islands limited partnership.

          2.    Purchase of Securities.  The Company  shall sell to each
                ----------------------
Purchaser and each Purchaser shall purchase from the Company, Securities in the amount set forth next to such Purchaser's name on Exhibit A attached hereto.

          3.    Organization of C/SIP.  The Preamble on page 1 of the Securities
                ---------------------
Purchase Agreement shall be amended to add the words "except for C/SIP which is a general partnership" after the words "each of which is a limited partnership" and before the words "of which TC Group, L.L.C. is the general partner..."
Section 5.1 shall be replaced in its entirety with the following:

               Purchaser, other than C/SIP, is a limited partnership duly formed and validly existing and in good standing as a limited partnership under the laws of its jurisdiction of formation and has full partnership power and authority to carry on its business as currently being conducted. C/SIP is a general partnership duly formed and validly existing and in good standing as a general partnership under the laws of its jurisdiction of formation and has full partnership power and authority to carry on its business as currently being conducted.

          4.   Errata:  Definition of Affiliates.  (i)  The definition of
               ---------------------------------
Affiliates in the Securities Purchase Agreement shall be changed to insert after the word "mean" the words "with respect to any Person" and to insert in place of the words "the Company" the words "such Person." (ii) The definition of Carlyle Affiliates in the Securities Purchase Agreement shall be changed to insert after the words "and their respective affiliates" the following: "or any entity for which any Carlyle Affiliate acts as investment advisor with respect to the Securities." (iii) Section 10.8 of the Securities Purchase Agreement shall be changed to insert the words "a Carlyle Affiliate" in place of the words "an Affiliate" and to delete the words "of such Purchaser."

                             {signature page follows}

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, as of the date first written above.


                              INTERNATIONAL TECHNOLOGY CORPORATION

                              By:    /s/ Anthony J. DeLuca
                                   --------------------------------
                              Name:  Anthony J. DeLuca
                                    -------------------------------
                              Title: President and Acting Chief
                                     ------------------------------
                                     Executive Officer
                                     ------------------------------

                              CARLYLE PARTNERS II, L.P.

                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member

                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------


                              CARLYLE PARTNERS III, L.P.


                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member

                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------


                              CARLYLE INTERNATIONAL PARTNERS II, L.P.


                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member


                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------

                              CARLYLE INTERNATIONAL PARTNERS III, L.P.

                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member

                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------


                              C/S INTERNATIONAL PARTNERS

                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member

                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------


                              CARLYLE INVESTMENT GROUP, L.P.

                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member


                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------

                              CARLYLE-IT PARTNERS, L.P.

                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member

                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------


                              CARLYLE-IT INTERNATIONAL PARTNERS, L.P.


                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member


                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------


                              CARLYLE-IT INTERNATIONAL PARTNERS II, L.P.


                              By:  TC Group, L.L.C., its General Partner

                                   By:  TCG Holdings, L.L.C., its Managing
                                        Member


                              By:    /s/ Daniel A. D'Aniello
                                    -----------------------------------
                              Name:  Daniel A. D'Aniello
                                    -----------------------------------
                              Title: Managing Director
                                     ----------------------------------

                                   EXHIBIT A
                                   ---------


--------------------------------------------------------------------------
               Purchaser                  Preferred Shares  Warrant Shares
               ---------                  ----------------  --------------
--------------------------------------------------------------------------
Carlyle Partners II, L.P.                      11,170         1,241,166
--------------------------------------------------------------------------
Carlyle Partners III, L.P.                        510            56,651
--------------------------------------------------------------------------
Carlyle International Partners II, L.P.         9,429         1,047,673
--------------------------------------------------------------------------
Carlyle International Partners III, L.P.          508            56,449
--------------------------------------------------------------------------
C/S International Partners                      2,123           235,889
--------------------------------------------------------------------------
Carlyle Investment Group, L.P.                     12             1,302
--------------------------------------------------------------------------
Carlyle-IT Partners, L.P.                       5,915           657,245
--------------------------------------------------------------------------
Carlyle-IT International Partners, L.P.        14,833         1,648,069
--------------------------------------------------------------------------
Carlyle-IT International Partners II, L.P.        500            55,556
--------------------------------------------------------------------------



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